Exhibit 99.1

CBD Media LLC Reports Fourth Quarter 2003 Financial Results

CINCINNATI, OH – April 2, 2004 – CBD Media LLC (“CBD,” the “Company”), the exclusive print and Internet directory publisher operating under the market brand name of Cincinnati Bell, today reported results for its fourth quarter and full year ended December 31, 2003.

Net revenue for the fourth quarter was $21.6 million, up 4.2% from $20.8 million in 4Q02, and EBITDA was $11.6 million, down 3.6% from $12.0 million in 4Q02. This decrease in EBITDA was attributable to General and Administrative (G&A) costs that were up $0.4 million, or 71% for the quarter at $0.9 million, primarily as the result of $0.4 million increase in the management fee for the quarter. In addition, marketing cost increased by, $0.2 million. For the fiscal year ended December 31, 2003, net revenue was $86.3 million, up 5.5% from the estimated proforma $81.8 million for a full year in 2002. EBITDA was $49.1 million for 2003. The estimated net revenue for the full year in 2002 is adjusted to give effect to the acquisition of our business from Broadwing (now renamed Cincinnati Bell) as if it had occurred on January 1, 2002. EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is included to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements.

Cash increased in the quarter by $5.8 million versus a $13.9 million increase in the same quarter last year. The increase was due to the normal operation cycle of the business. As of December 31, 2003, CBD’s cash balance was $22.5 million with outstanding total debt of $308.6 million. Capital expenditures were zero for the quarter.

“Despite the continued economic challenge of selling advertising to predominately small to medium size businesses, CBD Media produced solid financial results in 2003,” said Douglas A. Myers, President and Chief Executive officer. “The strong revenue growth in 2003 will place CBD Media as one of the top performing Telco publishers, as our margins provide the cash flow to accelerate the repayment of our debt.”

FOURTH QUARTER – UNAUDITED SELECTED FINANCIAL INFORMATION

Unaudited selected financial information for the three months ended December 31, 2003 and 2002, the twelve months ended December 31, 2003, and the period from March 8, 2002 (Date of Inception) to December 31, 2002 are below.

	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003	Three Months Ended December 31, 2002	Period from March 8, 2002 to December 31, 2002
	(Dollars in thousands)
Statement of Operations Data:
Net revenue	$21,639	$86,285	$20,758	$67,535
Cost of revenue	9,105	33,409	8,187	26,099
General and administrative expense	938	3,749	549	1,646
Depreciation and amortization	6,639	26,532	6,834	22,778

Total operating expenses	16,683	63,690	15,570	50,523

Operating income before interest	4,956	22,595	5,188	17,012
Interest expense, net	4,982	25,341	3,198	10,383

Net income (loss)	$(26)	$(2,746)	$1,990	$6,629

Balance Sheet Data (at period end):
Cash and cash equivalents		$22,466		$33,213
Total assets		340,494		372,899
Total debt		308,600		210,000
Total member’s capital		15,557		144,514

Other Financial Data:
EBITDA(1)	$11,595	$49,127	$12,022	$39,790
Capital expenditures	—	48	4	57
Cash flows provided by (used in):
Operating activities	5,412	28,041	13,901	33,982
Investing activities	—	(48)	(4)	(343,491)
Financing activities	358	(38,740)	—	342,721

(1)    EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. EBITDA is included to provide additional information with respect to your ability to satisfy our debt service, capital expenditure and working capital requirements. While EBITDA is used as a measure of operations and our ability to meet our debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles is operating cash flow as presented in the statement of cash flows. The calculation of EBITDA is set forth below:

	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003	Three Months Ended December 31, 2002	Period from March 8, 2002 to December 31, 2002
	(Dollars in thousands)
Statement of Operations Data:
Net income (Loss)	($26)	($2,746)	$1,990	$6,629
Interest expense, net	4,982	25,341	3,198	10,383
Depreciation and amortization	6,639	26,532	6,834	22,778

EBITDA	$11,595	$49,127	$12,022	$39,790

	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003	Three Months Ended December 31, 2002	Period from March 8, 2002 to December 31, 2002
	(Dollars in thousands)
Cash flows provided by (used in)
operating activities	$5,412	$28,041	$13,901	$33,982
Cash interest expense	7,953	19,360	925	6,756
Changes in working capital accounts	(1,770)	1,726	(2,804)	(948)

EBITDA	$11,595	$49,127	$12,022	$39,790

FOURTH QUARTER CONFERENCE CALL

CBD Media LLC will hold its fourth quarter conference call on April 5, 2004 at 9:00 a.m. EST and can be accessed by dialing 1-800-893-3751. The call will be operator assisted, therefore a passcode is not required. A Replay of the conference call will be available through April 12 by dialing 1-888-843-8996. The passcode for the Replay is 8760927#.

ABOUT CBD MEDIA LLC

CBD Media LLC is the twelfth largest directory publisher in the United States based on 2002 revenues. The Company is the exclusive directory publisher for Cincinnati Bell branded yellow pages in the Cincinnati-Hamilton metropolitan area, which is the 23rd largest metropolitan area in the country. CBD Media was created on March 8, 2002, as the result of the purchase of fourteen yellow page directories for $343.4 million, by Spectrum Equity Investors, a private equity firm, from Broadwing, now renamed Cincinnati Bell.

SAFE HARBOR PROVISION

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are not guarantees of future performances and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks, include, but are not limited to: national and local economic and business conditions that affect advertising expenditures by businesses and individuals as wall as consumer trends in the usage of our principal product; our ability to maintain relationships with third-party service providers; the effect of competition in local telephone service on Cincinnati Bell Telephone and our relationships with that company; changes in taxes and government regulations that influence local phone service; our degree of leverage, which may affect our ability to obtain financing in the future; the reduction in our operating flexibility resulting from restrictive covenants in our debt agreements, including the risk of default that could occur; the effects of tax legislative action; the effect of any rating agency downgrades on the cost and availability of new debt financings; our relationship with our principal stockholders; and other risk factors discussed in our Registration Statement on Form S-4 (Registration No. 333-107783) and in other reports and documents we file with the Securities and Exchange Commission, or the Commission. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 2, 2004and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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